TOKYO 25257 v7 (2K)








                    STOCKHOLDERS AGREEMENT


                             AMONG


             OUTBACK STEAKHOUSE INTERNATIONAL L.P.

               NEWPORT PACIFIC RESTAURANTS, INC.

                         MICHAEL COBLE

                     GREGORY LOUIS WALTHER

                         DONNIE EVERTS

                        WILLIAM DANIEL

                         BETH BOSWELL

                           DON GALE

                        STACY GARDELLA

                        JAYME GOODSELL

                       KEVIN LEE CRIPPEN

                              AND

              OUTBACK STEAKHOUSE JAPAN CO., LTD.



                    ____________ ___, 2003



                       TABLE OF CONTENTS

1. CURRENT ISSUANCE                                      1

2. TRANSFER OF EQUITY SECURITIES                         1
   2.1  TRANSFER OF COMMON STOCK BY INDIVIDUAL
        STOCKHOLDER                                      1
   2.2  TRANSFER OF COMMON STOCK BY EXECUTIVE
        STOCKHOLDER                                      4
   2.3  PURCHASE ON DEATH OF INDIVIDUAL STOCKHOLDER
        OR EXECUTIVE SHAREHOLDER                         6
   2.4  TRANSFER OF EQUITY SECURITIES BY NPRI            6

3. TRANSFER OF PREFERRED STOCK                           8
   3.1  RESTRICTION ON TRANSFER OF PREFERRED STOCK
        BY THE MANAGEMENT STOCKHOLDER                    8

4. GENERAL PROVISIONS RELATED TO TRANSFERS               10
   4.1. TRANSFER                                         10
   4.2. TRANSFER IN VIOLATION OF SECTIONS 2 AND 3        10
   4.3. TERMINATION OF RIGHTS AND OBLIGATIONS            10

5. COVENANTS OF STOCKHOLDERS                             10
   5.1  CORPORATE EXISTENCE                              10
   5.2  PUBLICITY                                        11
   5.3  CONFIDENTIALITY                                  11
   5.4  AGREEMENT NOT TO COMPETE                         11
   5.5  VOTING AGREEMENT                                 11

6. REPRESENTATIONS AND WARRANTIES                        12
   6.1  REPRESENTATIONS AND WARRANTIES OF THE
        MANAGEMENT STOCKHOLDERS                          12
   6.2  REPRESENTATIONS AND WARRANTIES OF INDIVIDUAL
        STOCKHOLDERS AND EXECUTIVE STOCKHOLDER           13
   6.3  REPRESENTATIONS AND WARRANTIES OF THE COMPAN
        Y                                                13

7. EFFECTIVENESS OF AGREEMENT                            14

8. DEFINITIONS                                           14

9. MISCELLANEOUS                                         16
   9.1  ADDITIONAL ACTIONS AND DOCUMENTS                 16
   9.2  EXPENSES                                         16
   9.3  ASSIGNMENT                                       16
   9.4  ENTIRE AGREEMENT; AMENDMENT                      16
   9.5  WAIVER                                           16
   9.6  LIMITATION ON BENEFIT                            17
   9.7  BINDING EFFECT                                   17
   9.8  GOVERNING LAW                                    17
   9.9  NOTICES                                          17
   9.10 HEADINGS                                         18
   9.11 EXECUTION IN COUNTERPARTS                        18

Appendix 1     Management Stockholders
Appendix 2     Individual Stockholders
Appendix 3     Executive Stockholder
Appendix 4     Calculation of Option Price in respect of
Sections 2.1.2, 2.2.2 and 2.4.2



                    STOCKHOLDERS AGREEMENT

              OUTBACK STEAKHOUSE JAPAN CO., LTD.


    THIS STOCKHOLDERS AGREEMENT (this "Agreement") is entered into as of __________ ___, 2003 by and among Outback Steakhouse Japan Co., Ltd., a Japan Kabushiki Kaisha (the "Company"), the stockholders of the Company identified on Appendix 1 as "Management Stockholders" (collectively, the "Management Stockholders"), the stockholders of the Company identified on Appendix 2 as the "Individual Stockholders" (collectively the "Individual Stockholders") and the stockholders of the Company identified on Appendix 3 as the "Executive Stockholder" (the "Executive Stockholder"). The Management Stockholders, the Individual Stockholders and the Executive Stockholder are referred to herein collectively as the "Stockholders" and individually as a "Stockholder."

   WHEREAS, the parties hereto intend that 10,000 Common Stock be issued to Executive Stockholder on or shortly after the date hereof ("Current Issuance") and consequently the entire capital stock of the Company will consist of 3,210,000 shares of Preferred Stock and 100,000 shares of Common Stock;

    WHEREAS  each of the Stockholders holds after the  Current
Issuance, the Equity Securities (as defined in Article 8) in the Company set forth opposite that Stockholder's name on Appendix 1, 2 and 3 respectively; and

   WHEREAS the Company and the Stockholders wish to enter into this Agreement to provide, among other things, for certain mutual restrictions relating to the transfer of Equity Securities and other rights and responsibilities as set forth in this Agreement.

    Capitalized terms used in this Agreement have the meaning ascribed to them in Article 8.

   NOW THEREFORE, in consideration of the mutual covenants and obligations of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Stockholders agree as follows:

1. CURRENT ISSUANCE

    Each  Stockholder  acknowledges that the  Stockholder  has received due notice of the shareholders' meeting and/or consented to hold such meeting without the procedures otherwise required by law and the Articles of Incorporation of the Company to be held on or before the date hereof, and shall vote to approve the issuance of 10,000 shares to Executive Stockholder in consideration of his contribution of 6,000,000 yen into the Company.

2. TRANSFER OF EQUITY SECURITIES

 2.1  Transfer of Common Stock by Individual Stockholder

     Each Individual Stockholder shall not make any Transfer of any Common Stock now or hereafter held or acquired by such Stockholder except pursuant to the provisions of this
 Section 2.1.

   2.1.1 Restrictions on Transfers while the Individual
         Stockholder is Employed by OSI LP

         During such time as the Individual Stockholder is employed by OSI LP and until the lapse of the purchase options contained in Section 2.1.2 and 2.1.3 of this Agreement, if at any time an Individual Stockholder desires to transfer his/her Common Stock, the Individual Stockholder shall, prior to any desired Transfer, give OSI LP written notice of such desire ("Transfer Notice A") which notice shall specify such Individual Stockholder's Common Stock to be transferred, the identity of the proposed transferee, the purchase price for the Common Stock to be transferred and the terms for payment of said purchase price. OSI LP shall respond to Transfer Notice A within thirty (30) days of receipt of such notice whether it consents to the Transfer described in such Transfer Notice A. In the event OSI LP does not consent to the Transfer by the Individual Stockholder (which consent OSI LP may or may not give in its sole discretion), the Individual Stockholder shall not transfer or request the Company to redeem such Common Stock. Failure of OSI LP to respond to Transfer Notice A shall be deemed a refusal of consent to the Transfer.

   2.1.2 Purchase Option in Favor of OSI LP

         In the event the Individual Stockholder's employment with OSI LP is terminated for whatever reason, including death or Disability, OSI LP shall have the exclusive right and option (but not the obligation) to purchase such Individual Stockholder's Common Stock upon the following terms and conditions ("Purchase Option A"):

   (a) Purchase Option A may be exercised by OSI LP to acquire such Common Stock at any time during a sixty (60) day period commencing upon the termination of the Individual
         Stockholder's employment with OSI LP.

   (b)   Purchase Option A shall be exercised by giving written
         notice thereof ("Option Notice") to the Individual Stockholder in accordance with the notice provisions hereof. The date of mailing of the Option Notice shall be the date of exercise. The Option Notice shall specify a date and place for closing of the purchase, which notice shall be not more than thirty
         (30) days after the date of exercise. OSI LP shall pay for the Common Stock to be purchased pursuant to Purchase Option A in immediately available funds. OSI LP is entitled to receive customary representations and warranties from the Individual
         Stockholder  regarding  sale  of  shares   (including
         representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances).

   (c) The purchase price to be paid by OSI LP to such Individual Stockholder shall be:

        (i) if, at the time of termination of employment, any shares of Preferred Stock of the Company are outstanding, Option Price A-1 calculated pursuant to the method set forth in Appendix 4; and

        (ii) if, at the time of termination of employment, no shares of Preferred Stock of the Company are outstanding, Option Price A-2 calculated pursuant to the method set forth in Appendix 4.

   2.1.3     Right of First Refusal held by OSI LP

   (a) In the event Purchase Option A is not exercised within the sixty (60) days period commencing upon the termination of the Individual Stockholder's employment with OSI LP, and such Individual Stockholder (or his/her permitted successors in the case of death) thereafter desires to transfer his/her Common Stock, the Individual Stockholder shall, prior to any desired Transfer, give OSI LP and the Company written notice of such desire ("Transfer Notice A"), which transfer notice shall specify such Individual Stockholder's Common Stock to be transferred, the identity of the proposed transferee, the purchase price (the "Purchase Price A") for the Common Stock to be transferred and the terms for payment of said Purchase Price A. Upon receipt of a proper Transfer Notice A, OSI LP shall have the right to acquire such Individual Stockholder's Common Stock or a portion of his/her Common Stock as is specified in the Transfer Notice A. In the event the terms of payment are such that OSI LP cannot reasonably duplicate, OSI LP shall have the right to substitute the reasonable cash equivalent thereof.

   (b) (i)OSI LP may exercise the right of first refusal contained herein by mailing written notice thereof ("Election Notice A") to the Individual Stockholder within thirty (30) days of the date of receipt of the Transfer Notice A. In the event OSI LP fails to mail the Election Notice A to the transferring Individual Stockholder within said thirty (30) day period, OSI LP's rights under this Section 2.1.3 shall lapse.

         (ii) The closing for any purchase under this Section 2.1.3 shall be consummated and closed on a date and at a place designated by OSI LP in a notice to the Individual Stockholder, provided such consummation and closing date shall occur within sixty (60) days from the date of mailing of the Election Notice. At such closing, the Individual Stockholder shall execute and deliver all documents and instruments as are necessary and appropriate, in the opinion of counsel for the Company, to effectuate the Transfer of the Individual Stockholder's Common Stock to OSI LP in accordance with the terms of the Transfer Notice A and OSI LP shall deliver the Purchase Price to the Individual Stockholder in immediately available funds. OSI LP is entitled to receive customary representations and warranties from the Individual Stockholder regarding his sale of shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances). In the event the transferring Individual Stockholder has any outstanding debts to the Company, or unpaid capital contribution obligations to the Company, such debts or unpaid capital contributions, including any accrued interest, shall be repaid in full prior to such closing.

   (c) The right of first refusal provided herein shall continue until all of the Individual Stockholder's Common Stock are transferred by the Individual Stockholder in compliance with the terms hereof.

 2.2  Transfer of Common Stock by Executive Stockholder

    The Executive Stockholder shall not make any Transfers of any Common Stock now or hereafter held or acquired by such Stockholder except pursuant to the provisions of this
 Section 2.2.

   2.2.1  Restrictions on Transfers while the Executive
          Stockholder is Employed by OSI LP

         During such time as the Executive Stockholder is employed by OSI LP and until the lapse of the purchase options contained in Sections 2.2.2 and 2.2.3 of this Agreement, if at any time the Executive Stockholder desires to transfer his Common Stock, the Executive Stockholder shall, prior to any desired Transfer, give OSI LP written notice of such desire ("Transfer Notice B") which notice shall specify the Executive Stockholder's Common Stock to be transferred, the indemnity of the proposed transfer, the purchase price for the Common Stock to be transferred and the terms of payment of said purchase price. OSI LP shall respond to Transfer Notice B within thirty (30) days of receipt of such notice whether it consents to the Transfer described in such Transfer Notice B. In the event OSI LP does not consent to the Transfer by the Executive Stockholder (which consent OSI LP may or may not give in its sole discretion), the Executive Stockholder shall not transfer or request the Company to redeem such Common Stock. Failure of OSI LP to respond to Transfer Notice B shall be deemed a refusal of consent to the Transfer.

   2.2.2  Purchase Option in favor of OSI LP

         In the event the Executive Stockholder's employment with OSI LP is terminated: (A) prior to December 31, 2006 by OSI LP for Cause, or by resignation by Executive Stockholder; (B) prior to December 31, 2006 due to any reason other than as set forth in (A), including Executive Stockholder's death or Disability; or (C) upon or after December 31, 2006 for any reason whatsoever, whether voluntary or involuntary; then, in any such event OSI LP shall have the exclusive right and option (but not the obligation) to purchase the Common Stock held by the Executive Stockholder (the "Executive Stock") upon the following terms and conditions ("Purchase Option B"):

   (a) Purchase Option B may be exercised by OSI LP at any time during a sixty (60) day period commencing upon the termination of Executive Stockholder's employment with OSI LP as described in (A), (B) or
         (C) of this paragraph 2.2.2. Purchase Option B arising under circumstances described in (A) above shall be referred to herein as Purchase Option B-1, Purchase Option arising under circumstances described in (B) above as Purchase Option B-2 and Purchase Option arising under circumstances described in (C) above as Purchase Option B-3.

   (b)  Purchase  Option  B  shall  be  exercised  by   giving
         written notice thereof ("Option Notice B") to Executive Stockholder in accordance with the notice provisions hereof. The date of mailing of Option Notice B shall be the date of exercise. The Option Notice B shall specify a date and a place for closing of the purchase, which shall not be more than thirty (30) days after the date of exercise. OSI LP shall pay for the Executive Stock to be purchased pursuant to Purchase Option B in immediately available funds. OSI LP is entitled to receive customary representations and warranties regarding sale of shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances).

   (c) The purchase price to be paid by OSI LP to the Executive Stockholder shall be:

         (i) In the case of Purchase Option B-1, Option Price B-1 calculated pursuant to the method set forth in Appendix 4;

         (ii) In the case of Purchase Option B-2, Option Price B-2 calculated pursuant to the method set forth in Appendix 4; and

         (iii) In the case of Purchase Option B-3, Option Price B-3 calculated pursuant to the method set forth in Appendix 4.

   2.2.3  Right of First Refusal held by OSI LP

   (a) In the event Purchase Option B is not exercised within the sixty (60) days period commencing upon the termination of the Executive Stockholder's employment with OSI LP, and the Executive Stockholder (or his/her permitted successors in the event of death) thereafter desires to transfer his/her Common Stock, the Executive Stockholder shall, prior to any desired Transfer, give OSI LP and the Company written notice of such desire ("Transfer Notice B"), which transfer notice shall specify such Executive Stockholder's Common Stock to be transferred, the identity of the proposed transferee, the purchase price (the "Purchase Price B") for the Common Stock to be transferred and the terms for payment of said Purchase Price B. Upon receipt of a proper Transfer Notice B, OSI LP shall have the right to acquire such Executive Stockholder's Common Stock as is specified in the Transfer Notice B. In the event the terms of payment are such that OSI LP cannot reasonably duplicate, OSI LP shall have the right to substitute the reasonable cash equivalent thereof.

   (b)      (i)   OSI  LP  may  exercise the  right  of  first
             refusal   contained  herein  by  mailing  written
             notice thereof ("Election Notice B") to the Executive Stockholder within thirty (30) days of the date of receipt of the Transfer Notice B. In the event OSI LP fails to mail the Election Notice B to the transferring Executive Stockholder within said thirty (30) day period, OSI LP's rights under this Section 2.2.3 shall lapse.

            (ii)  The  closing  for  any purchase  under  this
             Section 2.2.3 shall be consummated and closed on a date and at a place designated by OSI LP in a notice to the Executive Stockholder, provided such consummation and closing date shall occur within sixty (60) days from the date of mailing of the Election Notice. At such closing, the Executive Stockholder shall execute and deliver all documents and instruments as are necessary and appropriate, in the opinion of counsel for the Company, to effectuate the Transfer of the Executive Stockholder's Common Stock to OSI LP in accordance with the terms of the Transfer Notice B and OSI LP shall deliver the Purchase Price B to the Executive Stockholder in immediately available funds. OSI LP is entitled to receive customary representations and warranties from the Executive Stockholder regarding his sale of shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances). In the event the transferring Executive Stockholder has any outstanding debts to the Company, or unpaid capital contribution obligations to the Company, such debts or unpaid capital contributions, including any accrued interest, shall be repaid in full prior to such closing.

   (c)  The  right  of  first  refusal provided  herein  shall continue until all of the Executive Stockholder's Common Stock are transferred by the Executive Stockholder in compliance with the terms hereof.

 2.3  Purchase on Death of Individual Stockholder or Executive
      Shareholder

     In the event of death of an Individual Stockholder or Executive Stockholder, if OSI LP does not exercise the purchase option under 2.1.2 or 2.2.2, the Common Stock may pass to his/her estate or heirs, provided such estate or heirs agree that such Common Stock shall be and remain subject to the rights of first refusal of OSI LP under
 Section 2.1.3 or 2.2.3. In the event such estate or heirs refuse to so agree in writing within twelve (12) days from the death of the stockholder, the relevant Common Stock shall automatically be transferred to OSI LP for no consideration as of the date of the death.


 2.4  TRANSFER OF EQUITY SECURITIES BY NPRI

     NPRI shall not make any Transfer of any Common Stock now or hereafter held or acquired by NPRI except pursuant to the provisions of this Section 2.4.

   2.4.1  Restriction on Transfers while NPRI Employee is
          Employed by OSI LP

         During such time as NPRI Executive is employed by OSI LP and until the lapse of the purchase options contained in Section 2.4.2 and 2.4.3 of this Agreement, if at any time NPRI desires to transfer its Equity Securities, NPRI shall, prior to any desired Transfer, give OSI LP written notice of such desire ("Transfer Notice C") which notice shall specify NPRI's Equity Securities to be transferred, the identity of the proposed transferee, the purchase price for the Equity Securities to be transferred and the terms of payment of said purchase price. OSI LP shall respond to Transfer Notice C within thirty (30) days of such notice whether it consents to the Transfer described in such Transfer Notice C. In the event OSI LP does not consent to the transfer by NRPI (which consent OSI LP may or may not give in its sole discretion), NPRI shall not transfer or request the Company to redeem such Equity Securities. Failure of OSI LP to respond to Transfer Notice C shall be deemed a refusal of consent to the Transfer.

   2.4.2  Purchase Option in favor of OSI LP

         In the event the NPRI Executive's employment with OSI LP is terminated for whatever reason, including death or Disability, OSI LP shall have the exclusive right and option (but not the obligation) to purchase Common Stock held by NPRI upon the following terms and conditions ("Purchase Option C"):

   (a) Purchase Option C may be exercised by OSI LP to acquire such Common Stock at any time during a sixty (60) day period commencing upon the termination of NPRI Executive's employment with OSI LP.

   (b) Purchase Option C shall be exercised by giving written notice thereof ("Option Notice C") to NPRI in accordance with the notice provisions hereof. The date of mailing of the Option Notice C shall be the date of exercise. The Option Notice shall specify a date and place for closing of the purchase, which notice shall be not more than thirty (30) days after the date of exercise. OSI LP shall pay for the Common Stock to be purchased pursuant to Purchase Option C in immediately available funds. OSI LP is entitled to receive customary representations and warranties from NPRI regarding sale of shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances).

   (c)  The purchase price to be paid by OSI LP to NPRI shall be:

         (i) if, at the time of termination of employment, any time shares of Preferred Stock of the Company are outstanding, Option Price C-1 calculated pursuant to the method set forth in Appendix 4; and

         (ii) if, at the time of termination of employment, no shares of Preferred Stock of the Company are outstanding, Option Price C-2 calculated pursuant to the method set forth in Appendix 4.

   2.4.3  Right of First Refusal held by OSI LP

   (a) In the event Purchase Option C is not exercised within the sixty (60) days period commencing upon the termination of NPRI Executive's employment with OSI LP, and NPRI thereafter desires to transfer its Common Stock, NPRI shall, prior to any desired Transfer, give OSI LP and the Company written notice of such desire ("Transfer Notice C"), which transfer notice shall specify such Common Stock held by NPRI to be transferred, the identity of the proposed transferee, the purchase price (the "Purchase Price C") for the Common Stock to be transferred and the terms for payment of said Purchase Price C. Upon receipt of a proper Transfer Notice C, OSI LP shall have the right to acquire such NPRI's Common Stock as is specified in the Transfer Notice C. In the event the terms of payment is such that OSI LP cannot reasonably duplicate, OSI LP shall have the right to substitute the reasonable cash equivalent thereof.

   (b)      (i)   OSI  LP  may  exercise the  right  of  first
             refusal contained herein by mailing written notice thereof ("Election Notice C") to NPRI within thirty (30) days of the date of receipt of the Transfer Notice C. In the event OSI LP fails to mail the Election Notice C to NPRI within said thirty (30) day period, OSI LP's rights under this Section 2.4.3 shall lapse.

         (ii)     The  closing  for  any purchase  under  this
             Section 2.4.3 shall be consummated and closed on a date and at a place designated by OSI LP in a notice to NPRI, provided such consummation and closing date shall occur within sixty (60) days from the date of mailing of the Election Notice. At such closing, NPRI shall execute and deliver all documents and instruments as are necessary and appropriate, in the opinion of counsel for the Company, to effectuate the Transfer of such NPRI's Common Stock to OSI LP in accordance with the terms of the Transfer Notice C and OSI LP shall deliver the Purchase Price C to the Individual Stockholder in immediately available funds. OSI LP is entitled to receive customary representations and warranties from NPRI regarding his sale of shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances). In the event NPRI has any outstanding debts to the Company, or unpaid capital contribution obligations to the Company, such debts or unpaid capital contributions, including any accrued interest, shall be repaid in full prior to such closing.

   (c)  The  right  of  first  refusal provided  herein  shall
         continue  until  all  of  NPRI's  Common  Stock   are
         transferred by NPRI in compliance with the terms hereof.


3. TRANSFER OF PREFERRED STOCK

 3.1  Restriction on Transfer of Preferred Stock by the
      Management Stockholder

 Subject to the provisions set forth in Section 2.4.1:

   (a) (i) If at any time either Management Stockholder desires to transfer its Preferred Stock, the Management Stockholder shall, prior to any desired transfer give the other Management Stockholder and the Company written notice of such desire ("Transfer Notice D"), which transfer notice shall specify the Management Stockholder's Preferred Stock to be transferred, the identity of the proposed transferee, the Purchase Price and the terms of payment of said Purchase Price. Upon receipt of a Transfer Notice D, the other Management Stockholder shall have the right to acquire such transferring Management Stockholder's Preferred Stock or such portion of such Equity Securities as is specified in the Transfer Notice D. In the event the terms of payment in the Transfer Notice D is such that the transferee Management Stockholder cannot reasonably duplicate, it shall have the right to substitute the reasonable equivalent thereof.

         (ii) The other Management Stockholder in receipt of the Transfer Notice D shall exercise the right of first refusal contained herein by mailing written Election Notice to the transferring Management Stockholder within thirty (30) days of the date of receipt of the Transfer Notice D. In the event the other Management Stockholder fails to mail the Election Notice to the transferring Management Stockholder within said thirty (30) days period the other Management Stockholder's rights under this Section 3.1 shall lapse.

         (iii) The closing for any purchase hereunder shall be consummated and closed on a date and at a place designated by the Company in a notice to both the Management Stockholders, provided such consummation and closing shall occur within sixty (60) days of mailing of the Election Notice. At such closing, the transferring Management Stockholder shall execute and deliver all documents and instruments as are necessary and appropriate, in the opinion of counsel for the Company to effectuate the transfer of Management Stockholder's Preferred Stock to the other Management Stockholder in accordance with the terms of Transfer Notice D and the other Management Stockholder shall deliver the Purchase Price to the transferring management Stockholder in immediately available funds. The other Management Stockholder is entitled to receive customary representations and warranties from the transferring Management Stockholder regarding his sale of shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances). In the event the transferring Management Stockholder has any outstanding debts to the Company, or unpaid capital contribution obligations to the Company, such debts or unpaid capital contributions, including any accrued interest, shall be repaid in full prior to such closing.

   (b) (i) In the event the other Management Stockholder does not exercise the right of refusal contained in subparagraph (a), the Company may exercise the right of first refusal contained herein by mailing written Election Notice to the transferring Management Stockholder within sixty (60) days of the date of receipt of the Transfer Notice D. In the event the Company fails to mail the Election Notice to the transferring Management Stockholder within said sixty (60) days period the Company's rights under this Section 3.1 shall lapse.

         (ii) The closing for any purchase hereunder shall be consummated and closed on a date and at a place designated by the Company in a notice to the transferring Management Stockholder, provided such consummation and closing shall occur within sixty (60) days of mailing of the Election Notice. At such closing, the transferring Management Stockholder shall execute and deliver all documents and instruments as are necessary and appropriate, in the opinion of counsel for the Company to effectuate the transfer of Management Stockholder's Preferred Stock to the Company in accordance with the terms of Transfer Notice D and the Company shall deliver the Purchase Price to the transferring Management Stockholder in immediately available funds. The Company is entitled to receive customary representations and warranties from the transferring Management Stockholder regarding his sale of shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances). In the event the transferring Management Stockholder has any outstanding debts to the Company, or unpaid capital contribution obligations to the Company, such debts or unpaid capital contributions, including any accrued interest, shall be repaid in full prior to such closing.


4. GENERAL PROVISIONS RELATED TO TRANSFERS

     4.1. Transfer

     (a) "Transfer" as used in this Agreement includes a sale, gift, mortgage, pledge, exchange, assignment or other disposition (whether with or without consideration and whether voluntary or involuntary or by operation of law), including without limitation, a disposition under judicial order, legal process, execution, attachment or enforcement of an encumbrance and including where the context so requires, redemption by the Company.

     (b) Any permitted Transfer shall be made in accordance with the requirements of Japanese law.

     4.2. Transfer in violation of Sections 2 and 3

         The parties agree that no Transfer shall be made except in compliance with the terms of the Agreement. Any purported transfer contrary to the terms of this Sections 2 and 3 shall be null and void and of no force and effect. In the event transfer contrary to such terms is made, and the transferee acquires a valid claim as a shareholder against the Company under Japanese law, the transferor shall pay OSI LP as penalty the amount equal to the product of three (3) and the greater of (i) the market value of the relevant Equity Securities determined by OSI LP (which shall be binding on the parties) and (ii) 100 yen multiplied by the number of shares of the relevant Equity Securities.

     4.3. Termination of Rights and Obligations

     The rights and obligations of the parties under Sections 2 and 3 irrevocably terminate on the occurrence of any of the following events: (i) the voluntary or involuntary dissolution of the Company; or (ii) an acquisition, consolidation, or merger of the Company into or with another corporation that results in the Stockholders owning publicly traded securities.


5. COVENANTS OF STOCKHOLDERS

 5.1  Corporate Existence

     The Company shall preserve, maintain, and keep in full force and effect the Company's corporate existence; shall preserve, maintain, and keep in full force and effect all rights, franchises, and privileges necessary or desirable in the normal conduct of the Company's business; and shall qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of the Company's business and operations and the ownership of its properties.

 5.2  Publicity

     Each Stockholder hereby covenants and agrees that such Stockholder shall not, directly or indirectly, make any press release or public notice, announcement, or filing available to the public concerning the Company, its Stockholders, or its intended business without prior notice to and reasonable consultation with the Company and the other Stockholders, unless such notice and consultation is impracticable under applicable laws or governmental regulations.

 5.3  Confidentiality

     Each Stockholder covenants and agrees that, unless the Company and each other Stockholder otherwise consent in advance in writing, and except as otherwise required by any applicable law or governmental regulation, such Stockholder shall not, directly or indirectly, disclose to anyone other than the Stockholders or the employees or directors of the Company any non-public information regarding this Agreement or any of the Exhibits or Appendices hereto or the transactions contemplated hereby or thereby or the Stockholders or business of the Company.

 5.4  Agreement Not to Compete

     Each Stockholder other than OSI LP hereby severally covenant and agree that they shall not, for so long as they are stockholders of the Company and for a period of three
 (3) years thereafter, compete with the Company in any business in which the Company is engaged or has reasonably firm plans to engage during such period, or hold any investment (except for an investment in less than a five
 (5)% equity interest in a publicly-traded corporation or other entity) in any entity that so competes with the Company. The noncompetition covenants under this
 Section 5.3 shall terminate (a) if the Company ceases to be engaged in restaurant operating business, (ii) a petition is filed against the Company under any bankruptcy, insolvency or similar law of any jurisdiction and is not dismissed within sixty (60) days after such filing, or a receiver, liquidator, trustee or similar agent for the Company or any of its property is appointed by court order which remains in effect for more than sixty (60) days, or (iii) the Company files a voluntary petition under any bankruptcy, insolvency or similar law of any jurisdiction, consents to the appointment of a receiver, liquidator, trustee or similar agent for it or any of its property, or makes a general assignment for the benefit of creditors.

 5.5  Voting Agreement

     No Stockholder holding shares of the Common Stock of the Company shall take any action to cause the Board of Directors of the Company to adopt a resolution approving and authorizing the creation of any share of any class or series of capital stock of the Company other than the currently authorized shares of Common Stock and Preferred Stock of the Company, or of any right or option requiring the Board of Directors of the Company to adopt a resolution approving and authorizing the creation of any share of any class or series of capital stock of the Company other than the currently authorized classes of the shares of Common Stock and Preferred Stock of the Company.


6. REPRESENTATIONS AND WARRANTIES

 6.1  Representations and Warranties of the Management
     Stockholders

     Each Stockholder that is a corporation, partnership, or limited liability company hereby represents and warrants to the Company and to each other Stockholder as follows:

   6.1.1  Organization and Standing

         Such Stockholder is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized. Such Stockholder has the corporate, partnership, or limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

   6.1.2  Authorization

           Such   Stockholder   has   taken   all   corporate,
   partnership, or limited liability company action necessary for it to enter into this Agreement and to consummate the transactions contemplated hereby.

   6.1.3  Absence of Violation

         Neither the execution and delivery of this Agreement, or of any document or instrument to be executed and delivered by such Stockholder pursuant hereto, nor the consummation of the transactions contemplated hereby and thereby will constitute a violation of, or default under, or conflict with, or require any consent under (other than a violation or default that has been waived or a consent that has been obtained), any term or provision of the certificate or articles of incorporation or bylaws, partnership agreement, or certificate or articles of formation or limited liability company agreement of such Stockholder or any contract, commitment, indenture, lease, or other agreement to which such Stockholder is a party or by which such Stockholder or any of its assets is bound.

   6.1.4  Binding Obligation

          This Agreement constitutes a valid and binding obligation of such Stockholder, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, and similar laws affecting the rights and remedies of creditors generally, and by general principles of equity and public policy; and each document and instrument to be executed by such Stockholder pursuant hereto, when executed and delivered in accordance with the provisions of this Agreement, shall be a valid and binding obligation of such Stockholder, enforceable in accordance with its terms (with the aforesaid exceptions).

 6.2 Representations and Warranties of Individual Stockholders and Executive Stockholder

     Each Stockholder who is an individual hereby represents and warrants to the Company and each other Stockholder as follows:

   6.2.1  Power and Authority

         Such Stockholder has the legal capacity and all other necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

   6.2.2  Absence of Violation

         Neither the execution and delivery of this Agreement, or of any document or instrument to be executed and delivered by such Stockholder pursuant hereto, nor the consummation of the transactions contemplated hereby and thereby will constitute a violation of, or default under, or conflict with, or require any consent under (other than a violation or default that has been waived or a consent that has been obtained), any term or provision of any contract, commitment, indenture, lease, or other agreement to which such Stockholder is a party or by which such Stockholder or any of his assets is bound.

   6.2.3  Binding Obligation

          This Agreement constitutes a valid and binding obligation of such Stockholder, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, and similar laws affecting the rights and remedies of creditors generally, and by general principles of equity and public policy; and each document and instrument to be executed by such Stockholder pursuant hereto, when executed and delivered in accordance with the provisions of this Agreement, shall be a valid and binding obligation of such Stockholder, enforceable in accordance with its terms (with the aforesaid exceptions).

 6.3  Representations and Warranties of the Company

      The Company hereby represents and warrants to each Stockholder as follows:

   6.3.1  Organization and Standing

         The Company is a corporation duly organized, validly existing, and in good standing under the laws of Japan. The Company has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

   6.3.2  Authorization

         The Company has taken all corporate action necessary for it to enter into this Agreement and to consummate the transactions contemplated hereby.

   6.3.3  Absence of Violation

         Neither the execution and delivery of this Agreement, or of any document or instrument to be executed and delivered by the Company pursuant hereto, nor the consummation of the transactions contemplated hereby and thereby will constitute a violation of, or default under, or conflict with, or require any consent under (other than a violation or default that has been waived or a consent that has been obtained), any term or provision of the Articles of Incorporation of the Company or any contract, commitment, indenture, lease, or other agreement to which the Company is a party or by which the Company or any of its assets is bound.

   6.3.4  Binding Obligation

          This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, and similar laws affecting the rights and remedies of creditors generally, and by general principles of equity and public policy; and each document and instrument to be executed by the Company pursuant hereto, when executed and delivered in accordance with the provisions of this Agreement, shall be a valid and binding obligation of the Company, enforceable in accordance with its terms (with the aforesaid exceptions).

   6.3.5  No Other Representations or Warranties

         The Company and each Stockholder hereby acknowledge that no party hereto has made any representation or warranty as to the transactions contemplated by this Agreement, the business or prospects of the Company, or any other matter, except for the representations and warranties expressly set forth in this Agreement, including the Exhibits and Appendices hereto. The Company and each Stockholder further acknowledge that, in entering into the transactions contemplated by this Agreement, they have not relied on any representation or warranty by any party other than the representations and warranties expressly set forth in this Agreement, including the Exhibits and Appendices hereto.


7. EFFECTIVENESS OF AGREEMENT

    This Agreement is effective for all purposes at the time each Stockholder and the Company have executed and delivered this Agreement.


8. DEFINITIONS

    Capitalized terms used in this Agreement have the meaning ascribed to them as follows:

   "Agreement" means this Stockholders Agreement.

    "Cause" means, (i) failure of the employee to perform the duties required of the employee in a manner satisfactory to OSI LP, in its sole discretion; provided, however, that the employment shall not be terminated pursuant to this subparagraph (i) unless OSI LP first gives the employee a written notice ("Notice of Deficiency"). The Notice of Deficiency shall specify the deficiencies in the employee's performance of the employee's duties. The employee shall have a period of thirty (30) days, commencing on receipt of the Notice of Deficiency, in which to cure the deficiencies contained in the Notice of Deficiency. In the event the employee does not cure the deficiencies to the satisfaction of OSI LP, in its sole discretion, within such thirty (30) day period (or if during such thirty (30) day period OSI LP determines that the employee is not making reasonable, good faith efforts to cure the deficiencies to the satisfaction of OSI LP) OSI LP shall have the right to immediately terminate the term of employment. The provisions of this subparagraph
(i) may be invoked by OSI LP any number of times and cure of deficiencies contained in any Notice of Deficiency shall not be construed as a waiver of this subparagraph (i) nor prevent OSI LP from issuing any subsequent Notices of Deficiency; or
(ii) any dishonesty by the employee in the employee's dealings with OSI LP or the Company, the commission of fraud by the employee, negligence in the performance of the duties of the employee, insubordination, willful misconduct, or the conviction (or plea of guilty or nolo contendere) of the employee of any felony, or any other crime involving dishonesty or moral turpitude; or (iii) any violation of any covenant or restriction contained in Section 2.4.1, Section 5.2, Section 5.3 or Section 5.4 hereof; or (iv) any violation of any material published policy of OSI LP, the Company or their affiliates (material published policies include, but are not limited to, the OSI LP's discrimination and harassment policy, responsible alcohol policy and insider trading policy).

   "Common Stock" means the common stock of the Company.

   "Company" means OSJ K.K. a Japan Kabushiki Kaisha.

    "Disability" means the inability of the employee,  arising
out   of   any  medically  determinable  physical  or   mental
impairment, to perform the services required of the employee hereunder for a period of ninety (90) consecutive days.

    "Equity Securities" means any share of any class or series of capital stock of the Company or any right or option to acquire any share of capital stock of the Company and includes the Common Stock and the Preferred Stock.

    "Executive Stockholder" means the person identified in Appendix 3.

    "Executive Stock" has the meaning ascribed to that term in
Section 2.5.2.

    "Individual Stockholder" means any person identified as such in Appendix 2.

    "Management Stockholder" means the entities identified as such in Appendix 1.

    "NPRI" means Newport Pacific Restaurants, Inc., a Georgia corporation.

   "NPRI Employee" means Joel Silverstein.

    "OSI  LP" means Outback Steakhouse International, L.P.,  a
Georgia limited partnership.

   "Preferred Stock" means the preferred stock of the Company.

    "Stockholder" has the meaning ascribed to that term in the first paragraph of this Agreement.


9. MISCELLANEOUS

 9.1  Additional Actions and Documents

     Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

 9.2  Expenses

     Each party shall pay his or its own expenses incident to the preparation and negotiation of this Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

 9.3  Assignment

     Neither the Company nor any Stockholder may assign this Agreement, in whole or in part, whether by operation of law or otherwise, (a) unless such person has obtained the prior written consent of all the other parties, or (b) unless and to the extent that such assignment is in connection with a transfer of Equity Securities upon death of such Stockholder in accordance with Section 2.3. Any purported assignment of this Agreement contrary to its terms is null and void and of no force and effect.

 9.4  Entire Agreement; Amendment

     This Agreement, including the Appendices and Exhibits hereto and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement among the parties to this Agreement with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement is valid or binding unless set forth in writing and duly executed by all the Stockholders.

 9.5  Waiver

     No delay or failure on the part of any party to this Agreement in exercising any right, power or privilege under this Agreement or under any other instruments given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver will be valid against any party to this Agreement unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

 9.6  Limitation on Benefit

     It is the explicit intention of the parties hereto that no person or entity other than the parties to this Agreement is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties to this Agreement or their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

 9.7  Binding Effect

     This Agreement binds and inures to the benefit of the parties to this Agreement and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

 9.8  Governing Law

     This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of Japan (excluding the choice of law rules thereof).

 9.9  Notices

      Every notice or other communication required or contemplated by this Agreement must be in writing and hand-delivered or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy, facsimile transmission or telex, addressed as follows:

          (i)  If to the Company:

              Outback Steakhouse Japan Co., Ltd.
              Telest Building 2F
              7-1, Nishi-Azabu 1-chome, Minato-ku
              Tokyo 107-0052 Japan

                        with a copy (which does not constitute
               notice) to:

              Outback Steakhouse International L.P.
              Attention: CFO
              3355 Lenox Road, Suite 600
              Atlanta, Georgia, 30326
              U.S.A.

          (ii) If to a Stockholder:

                         To  such  Stockholder's  address   on
               Appendix 1, 2 and 3.

 Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication that is hand-delivered, mailed transmitted, telecopied or telexed in the manner described above, or that is delivered to a telegraph company, will be considered sufficiently given, served, sent, received or delivered for all purposes at the time it is delivered to the addressee (with the return receipt, the delivery receipt, or the answerback being considered conclusive, but not exclusive, evidence of such delivery) or at the time the addressee refuses delivery upon presentation.

 9.10 Headings

     Article and Section headings contained in this Agreement are inserted for convenience of reference only, are not a part of this Agreement for any purpose, and do not in any way define or affect the meaning, construction or scope of any of the provisions of this Agreement.

 9.11 Execution in Counterparts

      This Agreement may be executed in counterparts; each of which is an original.

          IN WITNESS WHEREOF, the undersigned are executing this Agreement as of the date stated in the introductory clause.


                               OUTBACK STEAKHOUSE
                               INTERNATIONAL L.P.
                               By:OUTBACK STEAKHOUSE
                                   INTERNATIONAL, INC.,
                                   its general partner



                               By:
                               Name:
                               Title


                               NEWPORT PACIFIC RESTAURANTS,
                               INC.


                               By:
                               Name:
                               Title


                               MICHAEL COBLE





                               GREGORY LOUIS WALTHER




                               DONNIE EVERTS





                               WILLIAM DANIEL







                               BETH BOSWELL





                               DON GALE





                               STACY GARDELLA





                               JAYME GOODSELL





                               KEVIN LEE CRIPPEN





                               OUTBACK STEAKHOUSE JAPAN CO.,
                               LTD.


                               By:
                               Name:
                               Title
 Appendix 1Management Stockholders

 Appendix 2Individual Stockholders

 Appendix 3Executive Stockholder

 Appendix 4Calculation of Purchase Price in respect of
            Sections2.1.2 and 2.2.2 and 2.4.2



                    MANAGEMENT STOCKHOLDERS


     Name/Notice Address    Numbers and Class of Equity
Securities held


   OSI    3355 Lenox Road, Suite    : 2,921,0  Preferred
   LP     600, Atlanta, Georgia,           00  Stock
          30326 U.S.A.
                                       65,000  Common
                                               Stock

   NPRI   4279 Roswell Road, Suite  : 289,000  Preferred
          102-273, Atlanta,                    Stock
          Georgia, 30342-3700
          U.S.A.
                                       15,000  Common
                                               Stock

                    INDIVIDUAL STOCKHOLDERS


  Name        Notice Address Numbers and Class of Equity
Securities held


 Michael       779 Argonne Ave., Atlanta,   : 2,44 Common
 Coble         GA 30308                          0 Stock
 Gregory       2049 Wrights Mill Circle,    : 2,44 Common
 Walther       Atlanta,                          0 Stock
               GA 30324
 Donnie        78 W. Brookhaven Dr.,        : 2,44 Common
 Everts        Atlanta,                          0 Stock
               GA 30319
 William       2635 Coachmans Circle,       :  976 Common
 Daniel        Alpharetta, GA 30022                Stock
 Beth Boswell  1190 Standard Dr, NE,        :  488 Common
               Atlanta,                            Stock
               GA 30319
 Don Gale      145 Shadowbrook Dr.,         :  488 Common
               Roswell,                            Stock
               GA 30075
 Stacy         3995 Berkeley View Drive,    :  488 Common
 Gardella      Berkeley, GA 30096                  Stock
 Jayme         2517 Mt. Vernon Rd.,         :  240 Common
 Goodsell      Dunwoody,                           Stock
               GA 30338

                     EXECUTIVE STOCKHOLDER


     Name     Notice Address Numbers and Class of Equity
Securities held


   Kevin       c/o Outback Steakhouse         :10,00 Common
   Crippen     International L.P.                  0 Stock
               Attention: CFO
               3355 Lenox Road, Suite 600
               Atlanta, Georgia, 30326
               U.S.A.


CALCULATION OF OPTION PRICE IN RESPECT OF SECTIONS 2.1.2,
2.2.2 and 2.4.2

Option Price A-1: Net worth of the Company on its books as
             prepared by the Company divided by the number of shares of Common Stock outstanding at the time of the relevant date of exercise.

Option Price A-2:  The  purchase price shall be the  Appraised
             Value of the Common Stock. The Appraised Value shall be such price as the Individual Stockholder and OSI LP shall agree. In the event they cannot agree, the Individual Stockholder and OSI LP shall each have the right to have the value of the Common Stock ("Appraised Value") determined by appraisal in accordance with the following terms. The Individual Stockholder or OSI LP shall provide the other with written notice of the Individual Stockholder's or OSI LP's election to use the appraisal process within ten (10) days following the date of the Option Notice. If neither the Individual Stockholder or OSI LP provide the other with timely written notice of an election to use the appraisal process, the Individual Stockholder's and OSI LP's right to an appraisal shall forever lapse and be null and void and the Appraised
             Value  of  the  Individual  Stockholder's  Common
             Stock shall be finally and conclusively deemed equal to: fifty percent (50%) of the Individual Stockholder's total cash distributions with respect to the Common Stock for the twenty-four
             (24) months immediately prior to the month of the date of termination of employment, multiplied by five (5).

             If the Individual Stockholder or OSI LP gives timely notice of election to have an appraisal, two (2) appraisers shall be appointed within twenty (20) days following the date of the Option Notice, one by the Individual Stockholder, and one by OSI LP. If the Individual Stockholder, on the one hand, or OSI LP, on the other hand, fails to appoint an appraiser within the twenty (20) day period specified herein, the sole appraiser appointed within such twenty (20) day period shall be the sole appraiser for the purposes of determining the Appraised Value of the Common Stock to be purchased. The Individual Stockholder and OSI LP shall promptly provide notice of the name of the appraiser so appointed by such party to the other. A third appraiser, if the initial two appraisers are appointed, shall be appointed by the mutual agreement of the first two appraisers so appointed. Each of the appraisers shall submit to the Individual Stockholder and OSI LP, within thirty (30) days after the final appraiser has been appointed ("Appraisal Period"), a written appraisal of the Appraised Value of the Common Stock.

             In connection with any appraisal conducted pursuant to the provisions herein, the parties hereto agree that each appraiser appointed hereunder shall be given full access during normal business hours to all information required and relevant to a valuation of the Common Stock.

             It is the intent of the parties that the Appraised Value of the Common Stock be determined solely by reference to the Company's restaurants which are open and in operation as of the date of the appraisal ("Restaurants"). Accordingly, in determining the Appraised Value of the Common Stock, the appraiser shall not consider, take into account or attribute any value to (and shall be so instructed in writing by the parties) any goodwill or other value attributable to the Outback Steakhouser restaurant operating system ("System") or the Outback Steakhouser trademarks ("Proprietary Marks") (other than the Company's right to utilize the System and Proprietary Marks in the operation of the Restaurants), and no value shall be attributed to any right or prospect of opening additional restaurants in the future.

             If three appraisers are appointed, the Appraised Value of the Common Stock shall be equal to the numerical average of three appraised valuations; provided, however, that if the difference between any two appraisals is not more than ten percent (10%) of the lower of the two, and the third appraisal differs by more than twenty-five percent (25%) of the lower of the other two appraisals, the numerical average of such two appraisals shall be determinative.

             Any  appraiser,  to be qualified  to  conduct  an
             appraisal hereunder, shall be an independent appraiser (i.e., not affiliated with OSI LP or the Individual Stockholder), and shall be reasonably competent as an expert to appraise the value of the Common Stock. If any appraiser initially appointed under this Agreement shall, for any reason, be unable to serve, a successor appraiser shall be promptly appointed in accordance with the procedures pursuant to which the predecessor appraiser was appointed.

             Notwithstanding    the    foregoing,    if    the
             determination  of  the  Appraised  Value  of  the
             Common Stock by appraisal is not completed and all appraisal reports delivered as provided herein within the Appraisal Period, then all closing, payment and similar dates subsequent thereto shall be automatically extended one (1) day for each day delivery of the appraisal reports is delayed beyond the end of the Appraisal Period.

             The cost of the appraiser appointed by each party shall be borne by each such party. The cost of the third appraiser, if any, or the sole appraiser, in the event the Individual Stockholder and OSI LP mutually agree upon a single appraiser, shall be borne equally by the Individual Stockholder and OSI LP.

Option Price B-1:  600  yen per Common Stock less, accumulated loss of the Company on the books of the Company as prepared and accounted for by the Company during the period of employment of Executive Stockholder divided by the number of Common Stock outstanding at the time of the relevant date of exercise.

Option Price B-2: The Appraised Value as calculated using  the method  set forth for Option Price A-2  shall  be
             used; provided, however, that in the event of termination of the Executive Stockholders's employment due to the his death or Disability, the purchase price shall be a percentage (not to exceed 100%) of the Appraised Value, such percentage being the same percentage as (i) the number of months elapsed from the commencement of his employment to the termination of employment, bears to (ii) sixty (60).

Option Price B-3:   The method for calculating Option Price A-
2 shall be used.

Option Price C-1:   The method for calculating Option Price A-
1 shall be used.

Option Price C-2:   The method for calculating Option Price A-
2 shall be used.